                                                                      Exhibit 24



                                POWER OF ATTORNEY



We, the undersigned directors of PACCAR Inc, a Delaware corporation, hereby severally constitute and appoint M. C. Pigott, our true and lawful attorney-in-fact, with full power to sign for us, and in our names in our capacity as director, a Form 10-K on behalf of the Company for the year ending December 31, 1998, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.


IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of this 10th day of December 1998.

/s/J. M. Fluke, Jr.                                   /s/J. C. Pigott
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J. M. Fluke, Jr.                                      J. C. Pigott
Director, PACCAR Inc                                  Director, PACCAR Inc



/s/G. Grinstein                                       /s/J. W. Pitts
-----------------------                               ------------------------
G. Grinstein                                          J. W. Pitts
Director, PACCAR Inc                                  Director, PACCAR Inc



/s/C. H. Hahn                                         /s/W. G. Reed, Jr.
-----------------------                               ------------------------
C. H. Hahn                                            W. G. Reed, Jr.
Director, PACCAR Inc                                  Director, PACCAR Inc



/s/D. J. Hovind                                       /s/M. A. Tembreull
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D. J. Hovind                                          M. A. Tembreull
Director, PACCAR Inc                                  Director, PACCAR Inc



/s/C. M. Pigott
-----------------------
C. M. Pigott
Director, PACCAR Inc
